Exhibit (e)(1)(a)

AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

AMENDMENT NO. 1, dated as of June 25, 2007, (“Amendment No. 1”) to the Distribution Agreement, dated as of June 3, 2005, (“Agreement”) between AXA Enterprise Funds Trust, a Delaware statutory trust (“Trust”) and Enterprise Fund Distributors, Inc., a Delaware corporation (“Distributor”).

The Trust and the Distributor agree to modify and amend the Agreement, relating to Class A, Class B, Class C and Class Y shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Removed Funds: The following Funds of the Trust are hereby deleted in their entirety from the Agreement:

• AXA Enterprise Capital Appreciation Fund	• AXA Enterprise Small Company Growth Fund
• AXA Enterprise Deep Value Fund	• AXA Enterprise Small Company Value Fund
• AXA Enterprise Equity Fund	• AXA Enterprise Government Securities Fund
• AXA Enterprise Equity Income Fund	• AXA Enterprise Short Duration Bond Fund
• AXA Enterprise Growth and Income Fund	• AXA Enterprise High-Yield Bond Fund
• AXA Enterprise International Growth Fund	• AXA Enterprise Tax-Exempt Income Fund
• AXA Enterprise Large Cap Growth Fund	• AXA Enterprise Money Market Fund
• AXA Enterprise Mergers and Acquisitions Fund

2.	Schedule A. Schedule A to the Agreement, setting forth the Funds of the Trust for which the Distributor is authorized to distribute Class A, Class B, Class C and Class Y shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA ENTERPRISE FUNDS TRUST		ENTERPRISE FUND DISTRIBUTORS, INC.

By:	/s/ Steven M. Joenk	By:	/s/ John A. Schilt
Name:	Steven M. Joenk	Name:	John A. Schilt
Title:	President	Title:	President

SCHEDULE A

AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

Class A, Class B, Class C and Class Y shares

AXA Enterprise Global Financial Services Fund

AXA Enterprise Socially Responsible Fund